Exhibit 99

Infrastructure Developments Retains Morningstar Corporate Communications

HERNDON, VA, June 3, 2010 -- Infrastructure Developments Corp. (OTCBB: IDVC) today announced that its subsidiary has retained Morningstar Corporate Communications to provide the company with investor and public relations related services. Infrastructure expects that these services will assist it in further developing its operations as a global engineering and project management service provider.

Thomas R. Morgan, Infrastructure’s CEO, is excited to be working with Morningstar. “We look forward to strengthening our shareholder communications and increasing our visibility to potential investors through this new relationship,” he said. “Morningstar will help ensure that meaningful company information will be released in a timely fashion and will be easily accessible to a broad audience.”
Chris Dove, president of Morningstar, stated, “We are pleased to be associated with Mr. Morgan and his team.” He sees Infrastructure’s focus on project management for the U.S. military as a tremendous growth potential and states that “Morningstar appreciates the opportunity to be a part of the company’s success.”

About Infrastructure Developments Corp.:
Headquartered outside of Washington D.C., Infrastructure Developments Corp. provides engineering and construction services through its wholly owned subsidiary Intelspec International, Inc. The company aims to fill an underserved niche in the global project management spectrum, targeting specialized projects and subcontracts that are too small to attract the attention of the giant multinational firms but which still require world class engineering expertise. The company focuses primarily on small to mid-sized U.S. government contracts and subcontracts in the $1 million to $10 million range.
Infrastructure is staffed by key personnel with decades of experience in performing work for the U.S. Department of Defense and the U.S. Department of State who are familiar with both the complex requirements of U.S. government contracts and the unusual challenges of performing high-standard work in isolated and undeveloped environments.
Infrastructure’s recent U.S. military projects include the construction and management of the U.S. Navy’s Close Quarters Battle (CQB) Training Facility at Camp Erawan, Thailand as well as seven new barracks, wash facilities, food-preparation facilities and dining facilities for the U.S. Navy's Global Peace Operations Initiative Training Facilities at Kampong Spoe, Cambodia. Infrastructure also manages a limestone removal project awarded by the local authorities in Ras Al Khaimah, United Arab Emirates.

About Morningstar Corporate Communications:
Morningstar is a full service investor relations and corporate communications firm that specializes in attracting attention to small-cap companies. Utilizing contacts around the world, Morningstar seeks to attract investors for the purpose of creating value for the shareholders of client companies combining traditional investor relations with the latest online marketing.

Forward-Looking Statements:
A number of statements contained in this press release are forward-looking statements. These forward-looking statements involve a number of risks and uncertainties including our ability to procure design and management projects, competitive market conditions, the successful integration of acquisitions, and our prospects for securing additional sources of financing as required. The actual results that Infrastructure may achieve could differ materially from any forward-looking statements due to such risks and uncertainties. Infrastructure encourages the public to read the information provided here in conjunction with its most recent filings on Form 8-K, Form 10-Q and Form 10-K. Infrastructure's public filings may be viewed at www.sec.gov

Contact:

Infrastructure Developments Corp.
Thomas Morgan, 703-574-3211

trmorgan@intelspec.com

www.intelspec.com

Morningstar Corporate Communications
Chris Dove, 888-876-9995

info@mscorpcommunications.com www.mscorpcommunications.com

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